Exhibit 10.18

Execution Version
November 16, 2012

Spartan Motors, Inc.
1541 Reynolds Road
Charlotte, Michigan  48813

Re:	Amendment No. 2 to Amended and Restated Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter”) makes reference to that certain Amended and Restated Note Purchase and Private Shelf Agreement (as amended by Amendment No. 1 to Amended and Restated Note Purchase and Private Shelf Agreement dated February 29, 2012, the “Note Agreement”), dated as of November 30, 2009, between Spartan Motors, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), Gibraltar Life Insurance Co., Ltd., and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement, as amended hereby.

The Company has requested that Prudential and the holders of the Notes agree to amend the Note Agreement as set forth below.  Subject to the terms and conditions hereof, the undersigned holders of the Notes are willing to agree to such request.

Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.             Note Agreement Amendments.  Effective upon the Effective Date (as defined in Section 2 hereof), the Note Agreement is amended as follows:

1.1.	Clause (i) of paragraph 2B(2) of the Note Agreement is amended by deleting such clause (i) in its entirety and substituting therefore “(i) November 30, 2015,”.

1.2.	The cover page of the Note Agreement and paragraph 1B of the Note Agreement are amended by deleting the references therein to “$45,000,000” and substituting therefore “$50,000,000”.

SECTION 2.             Effectiveness.  The amendments in Section 1 of this Letter shall become effective on the date Prudential receives (a) an executed counterpart of this letter from the Company and the Guarantors and (b) a structuring fee in the amount of $25,000 (such date, the “Effective Date”).

SECTION 3.             Representations and Warranties. The Company represents and warrants to the holders of the Notes that (a) the execution and delivery of this Letter has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, and this Letter has been executed and delivered by a duly authorized officer of the Company and each Guarantor, and all necessary or required consents to this Letter (other than any consents required to be obtained solely by the holders of the Notes) have been obtained and are in full force and effect, (b) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party, is true and correct in all material respects as of the date of execution and delivery of this Letter by the Company or such Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (c) after giving effect to this Letter, no Event of Default or Default exists or has occurred and is continuing on the date hereof.

SECTION 4.             Reference to and Effect on Note Agreement; Ratification of Transaction Documents.  Upon the effectiveness of the amendment in Section 1 of this Letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement and each other Transaction Document shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as specifically stated in Section 1 of this Letter, the execution, delivery and effectiveness of this Letter shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Transaction Document at any time.  The execution, delivery and effectiveness of this Letter shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement or any other Transaction Document in the future, whether or not under similar circumstances

SECTION 5.             Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the holders of the Notes all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by such holders in connection with this Letter or the transactions contemplated hereby, in enforcing any rights under this Letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Letter or the transactions contemplated hereby.  The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 6.             Reaffirmation.  Each Guarantor hereby consents to the foregoing amendment to the Note Agreement and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Guaranty Agreement, after giving effect to such amendment.  Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendment, that each Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Guarantor agrees and confirms that each Guaranty Agreement continues to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement or any of the Notes, as the same are amended by this Letter.

SECTION 7.             Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

SECTION 8.             Counterparts; Section Titles.  This Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together  shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter. The section titles contained in this Letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:
Vice President

Amendment No. 2 to Amended and Restated Note Purchase and Private Shelf Agreement

THE LETTER IS AGREED TO AND ACCEPTED BY:

SPARTAN MOTORS, INC.

By:
Title:

CRIMSON FIRE AERIAL, INC.

By:
Title:

CRIMSON FIRE, INC.

By:
Title:

CLASSIC FIRE, LLC

By:
Title:

SPARTAN MOTORS CHASSIS, INC.

By:
Title:

UTILIMASTER HOLDINGS, INC.

By:
Title:

UTILIMASTER CORPORATION

By:
Title: